FORM N-SAR
Exhibit 77B
FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY FUNDS TRUST

811-22321
For Period Ended 5/31/16
 Investment Advisory Contracts

The following documents were previously filed with Post-Effective Amendment No. 89 to the Registrant’s registration statement filed on February 29, 2016, accession number 0001193125-16-483040.

1. Amendment dated February 29, 2016 to the Amended and Restated Management Agreement